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                                                                 Exhibit 99.d(2)


                         INVESTMENT ADVISORY AGREEMENT



     AGREEMENT made this 27th day of June, 1994, between Summit Investment Trust ("Trust"), a Massachusetts business trust having its principal place of business at 1900 East Dublin-Granville Road, Columbus, Ohio 43229, and First Summit Capital Management, a joint venture (the "Investment Adviser"), having its principal place of business at 1876 Waycross Road, Cincinnati, Ohio 45240.

     WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust desires to retain the Investment Adviser to furnish investment advisory and related services to Summit High Yield Fund, an investment portfolio of the Trust, and may retain the Investment Adviser to serve in such capacity with respect to certain additional investment portfolios of the Trust, all as now or hereafter may be identified in Schedule A hereto as such Schedule may be amended from time to time (individually referred to herein as a "Fund" and collectively referred to herein as the "Funds") and the Investment Adviser represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws and regulations;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to that covered by this Agreement by the parties executing a new Schedule A, which shall become effective upon its execution or as otherwise specified and shall supersede any Schedule A having an earlier date.

     2. Delivery of Documents. The Trust has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

          (a) the Trust's Declaration of Trust, dated March 8, 1994 filed with the Secretary of State of Massachusetts on March 8, 1994, and any and all amendments thereto or restatement thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");
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          (b) the Trust's By-Laws and any amendments thereto;

          (c) resolutions of the Trustees of the Trust (the
          "Trustees") authorizing the appointment of the Investment Adviser and approving this Agreement;

          (d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "Commission") on March 8, 1994, and all amendments thereto;

          (e) the Trust's registration statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act as filed with the Commission and all amendments thereto; and

          (f) the most recent Prospectus and Statement of Additional Information of each of the Funds (such Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus").

     The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.

     3. Management. Subject to the supervision of the Trustees, the Investment Adviser will provide a continuous investment program for the Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds. The Investment Adviser will provide the services under this Agreement in accordance with each of the Fund's investment objectives, policies and restrictions as stated in the Prospectus and resolutions of the Trustees. The Investment Adviser further agrees that it:

          (a) will use the skill and care in providing such services as is appropriate for fiduciary accounts;

          (b) will conform with all applicable Rules and Regulations of the Commission under the 1940 Act and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser;

          (c) will place or cause to be placed for the Funds all necessary orders with brokers, dealers or issuers and will negotiate brokerage commissions if applicable. The Investment Adviser is directed at all
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          times to execute brokerage transactions for the Funds in
          accordance with such policies or practices as may be established by the Trustees and described in the Trust's registration statement as amended. The Investment Adviser may pay a broker-dealer which provides research and brokerage services a higher commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the Investment Adviser determines that the higher commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Investment Adviser's overall responsibilities with respect to accounts managed by the Investment Adviser. The Investment Adviser may use for the benefit of the Investment Adviser's other clients, or make available to companies affiliated with the Investment Adviser or to its directors for the benefit of its clients, any such brokerage and research services that the Investment Adviser obtains from brokers or dealers;

          (d) will maintain all books and records with respect to the securities transactions of the Funds and will furnish the Trustees with such periodic and special reports as the Trustees may request;

          (e) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Funds and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust;

          (f) will conduct its fiduciary functions independently. In making investment recommendation for the Funds, the Investment Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Investment Adviser or of its parent or affiliates;

          (g) will promptly review all (1) current security reports,
          (2) summary reports of transactions and pending maturities (including the principal, cost and accrued interest on each portfolio security in maturity date order) and (3) current cash position reports (including cash available
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          from portfolio sales and maturities and sales of a Fund's
          shares less cash needed for redemptions and settlement of portfolio purchases) upon receipt thereof from the Trust and will report any errors or discrepancies in such reports to the Trust or its designee within three (3) business days; and

          (h) will obtain and provide to the Trust's fund accountant
          (1) dealer quotations, (2) prices from a pricing service,
          (3) matrix prices, or (4) any other price information believed to be reliable by the Investment Adviser with respect to any security held by a Fund, when requested to do so by the Trust's fund accountant.

     4. Services Not Exclusive. The investment management services furnished by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

     5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     6. Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Funds.

     7. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee as set forth on Schedule A hereto. The obligation of each Fund to pay the above described fee to the Investment Adviser will begin as of the date of the initial public sale of shares of such Fund or such other date as is agreed to by the parties. The fee attributable to each Fund shall be the obligation of that Fund and not of any other Fund.

     If in any fiscal year the aggregate expenses of any of the Fund (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, the Investment Adviser will reimburse the Fund for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable by the Fund to the Investment Adviser hereunder to the aggregate fees otherwise payable by the Fund to the Investment Adviser hereunder and to The Winsbury Company under the Management and Administration Agreement between The Winsbury Company and the Trust; provided, however, that if such Management and Administration Agreement shall not be then in effect, the Investment Adviser will reimburse the Fund for all of such
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excess. The obligation of the Investment Adviser to reimburse the Funds hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Funds for such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require.

     8. Limitation of Liability. The Investment Adviser shall not be liable for any error of judgement or mistakes of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agrement.

     9. Duration and Termination. This Agreement will become effective with respect to the Summit High Yield Fund as of the date first written above (or, if a particular Fund is not in existence on that date, on the date a registration statement relating to that Fund becomes effective with the Commission), provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees or by the vote of a majority of the outstanding voting securities of each Fund.

     The required shareholder approval of this Agreement or of any continuance of this Agreement shall be effective with respect to any Fund if a majority of the outstanding securities of that Fund votes to approve this Agreement or its continuance, notwithstanding that this Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by this Agreement or (b) all of the Funds.

     If the shareholders of any Fund fail to approve the continuance of this Agreement, the Investment Adviser will continue to act as investment adviser with respect to such Fund pending the required approval of the continuance of the Agreement or of a new contract with the Investment Adviser or a different investment adviser or other definitive action; provided that the compensation received by the Investment Adviser in respect of such Fund during such period will be no more than its actual costs incurred in furnishing investment advisory and management services to such Fund or the amount it would have received under this Agreement in respect of such Fund whichever is less.

     Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by the Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. (As
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used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

     10. Investment Adviser's Representations. The Investment Adviser hereby represents and warrants that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations.

     11. Amendment of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the outstanding voting securities of each of the Funds affected by the amendment and by the vote of a majority of the Trustees who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to any Fund if a majority of the outstanding voting securities of that Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the amendment or (b) all of the Funds.

     12. Governing Law. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

     13. Miscellaneous. The names "Summit Investment Trust" and "Trustees of Summit Investment Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of March 8, 1994, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Summit Investment Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.
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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.




                                   SUMMIT INVESTMENT TRUST


                                   /s/ R. CHRISTOPHER MENG
                                   -------------------------------
                                   By: R. Christopher Meng, President

                                   Date: June 27, 1994
                                         ------------------------




                                   FIRST SUMMIT CAPITAL MANAGEMENT



                                   By: Carillon Advisers, Inc.


                                   By: /s/ STEVEN R. SUTERMEISTER
                                       --------------------------
                                       Steven R. Sutermeister
                                       Vice President

                                   Date: June 27, 1994
                                         -------------------

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                                               Dated:  June 27, 1994 as amended
                                               and restated on December 16, 1997



                                   SCHEDULE A
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                    BETWEEN FIRST SUMMIT CAPITAL MANAGEMENT
                          AND SUMMIT INVESTMENT TRUST




I.   Summit High Yield Fund

          The investment advisory fee will increase or decrease based on the total return investment performance of the Fund for the prior twelve-month period relative to the percentage change in the investment record of the Salomon Brothers High Yield Market Index for the same period (the "Index Return"). The advisory fee shall be paid at an annual rate of .75% of the Fund's total net assets if the Fund's total return investment performance (net of all fees an expenses, including the advisory fee) equals the index Return. The advisory fee will be increased or decreased by 4% of the amount by which the Fund's total return investment performance during the preceding twelve months exceeds or is less than the Index Return during that period, up to a maximum fee of 1.15% and down to a minimum fee of 0.35%. The computation of the total return investment performance of the Fund and the investment record of the Index will be made in accordance with Rule 205-1 under the Investment Advisors Act of 1940 or any other applicable rule as is, from time to time, may be adopted or amended. This rule currently requires calculation as follows:

          The total return investment performance of the fund shall be the sum of:

          (i) the change in the Fund's net asset value per share during the period;

          (ii) the value of the Fund's cash distributions per share having an ex-dividend date occurring within the period; and

          (iii) the per share amount of any capital gains taxes paid or accrued during the period by the Fund for undistributed, realized long term capital gains, expressed as a percentage of the Fund's net asset value per share at the beginning of the period.

At the end of each month, the Investment Adviser will receive one-twelfth of the performance-related portion of the fee computed for the preceding twelve month period.


II.  Summit Emerging Markets Bond Fund

     The advisory fee shall be paid at an annual rate of 0.75% of the Fund's total net assets. At the end of each month, the Investment Adviser will receive one-twelfth of the fee computed.
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                          SUMMIT INVESTMENT TRUST



                          /s/ CRAIG C. RUDESILL
                          ------------------------------
                          By: Craig C. Rudesill
                          Title: Secretary

                          Date: 1/14/98
                                ------------------------




                          FIRST SUMMIT CAPITAL MANAGEMENT



                          /s/ STEVEN R. SUTERMEISTER
                          ------------------------------
                          By: Steven R. Sutermeister
                          Title: Representative


                          Date: 1/16/98
                                ------------------------



* All fees are computed daily and paid monthly